Exhibit 23.1(b)


McGladrey & Pullen
Certified Public Accountants




                          Independent Auditor's Consent




We consent to the incorporation by reference and use in this Amendment No. 1 to Registration Statement of Obsidian Enterprises, Inc. and Subsidiaries on Form S-4/A of our report, dated February 10, 2003, except for Note 3 as to which the date is August 15, 2003, with respect to the consolidated financial statements of Obsidian Enterprises, Inc. and Subsidiaries appearing in the Prospectus, which is part of this Amendment No. 1 to Registration Statement and in Obsidian Enterprises, Inc. and Subsidiaries Annual Report on Form 10-K for the year ended October 31, 2002.

We also consent to the reference to our Firm under the captions "Experts" in such Prospectus.


                                          McGladrey & Pullen, LLP

                                          /s/ McGladrey & Pullen, LLP

Elkhart, Indiana
December 17, 2003



McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities.